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                                                                   EXHIBIT 10.51



                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of January 1, 1996, by and between THE HEART INSTITUTE OF PORT ST. LUCIE - D. WERTHEIMER, M.D., P.A. (hereinafter referred to as "the Employer") and DAVID E. WERTHEIMER, M.D. (hereafter referred to as the "Employee").

                                   WITNESSETH:

      WHEREAS, the Employer is engaged in the practice of internal medicine, cardiology, family practice, gastroenterology, rheumatology, endocrinology, pulmonology, neurology, podiatry and pediatric surgery in the State of Florida, with offices located in Port St.
Lucie, Florida;

      WHEREAS, the Employee is an individual authorized to engage in the practice of medicine in the State of Florida;

      WHEREAS, this Agreement will include a covenant not to compete because there are legitimate business interests of the Employer to be protected;

      WHEREAS, the Employer and Employee acknowledge that the Employee will have significant contacts with the Employer's patients, and will develop significant relationships with those patients;

      WHEREAS, the Employer and Employee acknowledge the Employee will acquire confidential information in the nature of patient lists, their particular medical histories and conditions, and courses of treatment;

      WHEREAS, the Employer wishes to offer the Employee employment subject to the terms and conditions hereinafter set forth:

      WHEREAS, the Employee is willing to accept such employment, subject to the terms and conditions hereinafter set forth; and

      WHEREAS, the Employer and the Employee have previously entered into an Employment Agreement dated January 3, 1994 (the "Old Agreement"), which Old Agreement shall be terminated and replaced by this Agreement.




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      NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties covenant and agree as follows:

        I.     CANCELLATION OF OLD AGREEMENT

               The Employer and the Employee agree that the Old Agreement is terminated and of no further force and effect as of the date of this Agreement. The Employee waives any and all claims or rights he may have against the Employer in connection with the Old Agreement and releases the Employer from any liabilities or claims the Employee may have against the Employer under the Old Agreement.

        II.        TERM

               The Employer agrees to employ the Employee, and the Employee agrees to be so employed, for an initial term of ten (10) years commencing as of January 1, 1996, and for an additional term of ten (10) years unless either party notifies the other at least thirty (30) days prior to the end of the initial term that this Agreement shall terminate at the end of the initial term. The purpose of such employment shall be to render, on behalf of the Employer, professional medical services to such persons as are accepted as patients by the Employer.

        III.   COMPENSATION

               (a) The Employer agrees to pay the Employee, as compensation for services rendered by the Employee under this Agreement, as follows:

                                                            ANNUALIZED
        BEGINNING                        ENDING               AMOUNT        PER MONTH
        ---------                        ------             ----------      ---------
        January 1, 1996             December 31, 1996        $300,000        $25,000

The foregoing amounts shall be paid in monthly installments based on the annual salary then in effect. Each monthly payment shall be paid to the Employee by the Employer on the first business day of the month following the month during which the services are rendered for which such payment is due. Payments to Employee shall be less applicable social security and withholding taxes and other applicable payroll deductions. In the event Employee breaches any of the provisions of this Agreement or is in any manner obligated to Employer, Employee hereby authorizes Employer to apply any salary and any and all other compensation that may





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be due to Employee against the amount of the damages caused by such breach or breaches of said obligations.

               (b) Compensation for later years shall be agreed to by the Employer and the Employee.

               (c) If in the judgment of the Employer's Board of Directors, Employee shall become mentally or physically disabled so as to be unable to perform substantially all of the duties required of him in connection with the professional practice of Employer, he shall, nevertheless, continue to receive his full compensation for the first three (3) months or any part thereof of any continuous disability. If, upon the expiration of the three (3) month period during which he is entitled to receive disability compensation, Employee continues to be incapacitated, he shall be deemed to be an incapacitated employee and shall no longer receive any disability compensation hereunder, except as set forth in any disability insurance policy owned by Employer for Employee (and the time elapsing while being an incapacitated employee shall not be credited as employment time for any purposes under the terms of this Agreement), unless and until Employee shall return to work.

               (d) In the event of Employee's death during the term of this Agreement, this Agreement shall terminate immediately and the representative of Employee's estate shall be entitled to receive a sum equal to Employee's compensation accrued to the end of the month of Employee's death.

        IV.    EMPLOYEE EXPENSES

               During the term in which the Employee is employed hereunder, and up to the date of termination as defined herein, the Employer shall pay the following expenses on behalf of the Employee, provided that such expenses are submitted to the Employer in writing, with appropriate documentation, and approved for payment in writing in advance:

               (a) AR professional association dues and licenses reasonably required or necessary for the practice of medicine pursuant to this Agreement;

               (b) All reasonable premiums for health insurance for a non-rated policy specifically excluding dental care for the Employee, his or her spouse, and minor dependents on commercially reasonable terms, under such policy, and subject to such exclusions, deductibles and co-payments, as may be maintained by Employer from time to time. The





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Employer agrees to provide reasonable efforts in securing such a policy and the
Employee will cooperate to the extent necessary.

        (c) All reasonable and necessary expenses incurred by the Employee inattending such conventions and seminars as are reasonably necessary for the Employee to be informed as to new developments in the Employee's profession as practiced on behalf of the Employer, so long as such attendance does not interfere with the Employee's obligations hereunder.

        (d) All reasonable premiums and expenses incurred for professional malpractice liability insurance under such policy, and subject to such exclusions, deductibles, co-payments and policy and coverage limits as may be maintained by the Employer from time to time. Employee and Employer specifically acknowledge and agree that the Employer shall not have any obligation or responsibility whatsoever to procure or pay for any type or form of "tail" or similar insurance for Employee.

        V.     VACATION TIME

               The Employee shall be entitled to six (6) weeks of vacation time per year during the term of this Agreement. Such vacation time may be used in any manner that the Employee desires, including, but not limited to, attendance at professional seminars.

        VI.    ACCEPTANCE BY EMPLOYEE

               The Employee accepts employment with the Employer on the terms and conditions set forth herein, and agrees that, during the term of this Agreement, he will devote his fun and exclusive business time and attention in performing the duties and responsibilities assigned to him by Employer in a manner consistent with the highest community standards and in furtherance of the Employer's best interest. The Employee further agrees that, in rendering such professional services, and in all aspects of his employment he will comply with the policies, standards and regulations established by the Employer, from time to time, and with all applicable statutes, regulations, rules, orders and directives of any and all government and regulatory bodies having competent jurisdiction.

      VII.     RIGHT TO DETERMINE WHO SHALL PERFORM AND RENDER SERVICES

               Only the Employer shall have the right to determine and to designate which employee will render services to a patient of the Employer. This right may not, and shall not





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be assigned to any party outside of the Employer. Once a patient is accepted by the Employer and assigned to the Employee for medical care, the Employee may not refuse to render services to such patient. However, the Employee may, with the written consent of the President or other authorized officer of the Employer, delegate functions to, or seek the services or advice of, any qualified person in connection with services rendered, or to be rendered to patients of the Employer, even though said other qualified person may be an independent contractor who is not employed by or associated with the Employer. Employer shall be responsible for establishing fees for the services rendered by Employee, and the Employee may not alter such fees without the prior written approval of the President or other authorized officer of Employer.

               Employee shall participate in Medicare, Medicaid, Workers' Compensation, other Federal and State reimbursement programs, and the payment plan of any commercial insurer, health maintenance organization, preferred provider organization, accountable health plan, or other health benefit program with which the Employer may contract or affiliate. Employee shall at all times comply in all material respects with all reasonable requirements of such plans or programs.


               Employee shall submit to Employer such time records as Employer may reasonably require from time to time showing the nature of the services performed by Employee and the time the Employee actually spent performing those services.


      VIII.    MEDICAL RECORDS

               Employee shall prepare and maintain such medical records incident to the services he performs hereunder in accordance with any reasonable policies established by Employer. Such records shall be the Employer's property and shall in all respects be subject to review by Employer at all times. All records, manuals, notations and financial data created, used or received during the course of Employee's employment are and shall remain the property of Employer, shall not be removed from Employer's premises, and, as to any in the possession of Employee at the time of termination hereof, shall be forthwith returned to and retained by Employer. Employer shall afford Employee reasonable access to patients records in its possession in connection with Employee's defense of any claim regarding medical services provided by Employee to the extent permitted by applicable law.





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      IX.      DUTY TO ACCOUNT

               Employee shall account for and pay to Employer all compensation and remuneration and other sums received from patients or third parties attributable to services he has rendered on behalf of Employer pursuant to this Agreement. All monies received and accounts receivable created as a result of the services rendered by Employee hereunder shall belong exclusively to Employer. Accordingly, Employee acknowledges that Employee's employment does not confer upon Employee any ownership interest in or personal claim upon any fees charged by Employer for Employee's services, whether said fees are collected during his employment or after the termination thereof Employee expressly agrees that the payment of all compensation and benefits due to Employee under this Agreement shall satisfy and discharge in full all Employee's claims upon Employer for compensation in respect of Employee's professional services. Income from speeches, articles or books, utilization and peer reviews, serving as a witness or medical consultant, and similar activities outside the scope of this Agreement, to the extent such activities are disclosed to and approved by Employer, which approval shall not be unreasonably withheld, shall be income of Employee and not Employer.


               Employee appoints Employer as his attorney-in-fact to execute, deliver, and/or endorse checks, application for payments, insurance claim forms or other instruments, required or convenient in the exclusive discretion and opinion of Employer, to fully correct, secure and realize all sums due in respect to the services rendered by Employee hereunder. The power of attorney set forth herein is coupled with an interest, is irrevocable and shall survive the expiration or termination of the Agreement.

               Employee shall complete in a timely manner and provide to Employer all other applications, forms or records and provide any other documentation to permit Employer to bill for and receive reimbursement from third party payors for such services. Employer shall have the right to deduct from any sums due, or becoming due, and owing to Employee from Employer any amounts which are uncollectible solely because of Employee's failure to comply with these requirements after reasonable notice of and opportunity to cure any such failure. Such withheld funds shall be promptly paid to Employee upon compliance.





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        X.     INVOLUNTARY TERMINATION

               This Agreement shall be deemed to be terminated by the Employee, and the relationship of Employer and Employee existing between the parties shall be deemed severed upon the occurrence of any of the following:

               (a) Suspension, revocation, cancellation or expiration of the Employee's license to practice medicine in the State of Florida;

               (b) Whenever the Employee shall become a "disqualified" individual as defined in Section 621.10 of the Florida Professional Service Corporation Act, or whenever any restriction or limitation is placed upon the Employee by any governmental or other authority having jurisdiction over the Employee, so that the Employee is unable to engage, in the sole discretion of Employer, in the practice of medicine as contemplated hereby;

               (c) Failure or refusal by the Employee to comply with the policies, standards and regulations established by the Employer from time to time;

               (d) Failure or refusal by the Employee to faithfully or diligently perform the provisions of this Agreement or the usual customary duties of his employment;

               (e) (1) Conduct by the Employee which is unprofessional, unethical, immoral, criminal or fraudulent as determined by the Employer in its sole and absolute discretion; or

                   (2) A finding by any board, institution, organization, group or professional society, having any privilege or right to pass upon the conduct of the Employee, that the Employee is guilty of conducting himself in an unprofessional or unethical manner; or

                   (3) Conduct by the Employee which discredits the Employer or is detrimental to the business, interests, reputation, goodwill, character and standing of the Employer; and

               (f) A material misrepresentation or misstatement in, or omission from, any document submitted to Employer by Employee during the term of this Agreement.

        In the event of termination for any of the reasons enumerated in this section Y, the Employer shall be under no further obligation to Employee, except for the payment of any




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salary and bonus that has been earned by the Employee
through the effective date of termination based upon the days actually worked by Employee.

        XI.    VOLUNTARY TERMINATION

               Either party to this Agreement shall have the right to terminate this Agreement at will, with or without cause, upon ninety (90) days prior written notice to the other party.

        XII.   COVENANT NOT TO COMPETE

               Employee expressly covenants with the Employer as follows:

               During the employment period, if the Employee shall, for any reason other than permanent retirement from the practice of medicine, permanently or temporarily leave the employ of the Employer, Employee hereby agrees, unconditionally, that he shall not in any manner whatsoever, directly or indirectly, as partner, employee, agent, principal, independent contractor, consultant, owner, or in any other capacity whatsoever establish, maintain, manage or occupy any office or premises for, and/or engage in the practice of the medical specialties of cardiology, internal medicine or any other type of medical specialty or medical practice engaged in by the Employer, for a period of not less than five (5) years after termination of employment, within an area of a radius of fifty (50) miles from any office or offices of the Employer presently existing or existing at the time of the termination of Employee's employment. The Employer and the Employee agree that it is impossible to determine with any reasonable accuracy the amount of damages Employer would incur upon breach of this provision. Accordingly, in the event Employee breaches this provision, the Employee does hereby unconditionally covenant and agree with the Employer that the Employee shall pay, forthwith, the sum of Three Hundred Thousand Dollars ($300,000) as liquidated damages (the "Liquidated Damages") to the Employer upon written notice and demand, and in any event within three (3) days of the receipt of said notice by the Employee.

        In the event Employee refuses to pay said sum or unreasonably delays the payment of same, the Employer shall have the unqualified option to sue and recover from Employee the aforesaid sum together with its reasonable attorney's fees and/or obtain an injunction against the Employee to enforce the medical practice prohibitions of this covenant, together with Employer's reasonable attorney's fees. It is the express intent and purpose of this provision that the Employee shall in no way compete with the Employer in every particular as set forth





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herein. Notwithstanding the above, the Employer, in lieu of accepting the
Liquidated Damages, shall have the right of injunctive relief Such injunction may, in the discretion of the court, be granted without bond being required. If injunctive relief for any reason whatsoever is not available, then the Liquidated Damages, shall be paid as set forth above.


        The Employee further acknowledges that the use of specific patient lists or direct solicitation of existing patients shall be presumed to be an irreparable injury to the Employer and may be specifically enjoined.

        In the event Employer brings a legal action or other proceedings against Employee for enforcement of any provision of this Agreement, the calculation of the non-compete period shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the provision or provisions of this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action. The existence of any claim or cause of action by Employee against the Employer predicated on this Employment Agreement shall not constitute a defense to the enforcement by the Employer of this covenant not to compete.

        Employee hereby acknowledges that this covenant not to compete is legally authorized under Section 542.33 of the Florida Professional Service Corporation Act, a copy of which is attached to this Employment Contract and made a part hereof as Exhibit Number 1. The Employee hereby acknowledges that he has read Section 542.33, understands its meaning, and has had the legal significance of it explained to him by an independent attorney of Employee's choosing. Employee further acknowledges that the restrictions on his activity as contained in this agreement are legitimate and reasonable, as to distance and monetary amount, are required for the Employer's reasonable protection, and are a material inducement to the Employer to enter into this Employment Contract. Notwithstanding anything contained herein to the contrary, this provisions contained in this Section XII shall survive the expiration and term of this Agreement.

        Employee further acknowledges that if enjoined from practicing medicine during a reasonably limited time or within a reasonably limited area, such restriction will not in any way jeopardize the health and welfare of the Employee's patients because the patients will be able to continue to receive proper medical care and treatment from the Employer after the





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Employee leaves, or from other physicians in the area practicing the same type of medical specialty.

        XIII.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

               Employee acknowledges that Employer would be irreparably damaged if confidential knowledge and information concerning Employer's business and operations were disclosed to or utilized on behalf of others. Accordingly, Employee agrees that he shall not disclose to any person, firm, hospital, corporation, association or other entity, any confidential or proprietary information relating to Employer's methods of doing business, including, but not limited to, confidential or proprietary operational methods, business relationships, scheduling, financial data, amounts charged and the manner of determining and or billing charges. Further, Employee shall not make use of any confidential or proprietary information for his own purpose or for the benefit of any person, firm or entity.

        XIV.   AUTHORITY TO CONTRACT

               The Employee shall have no authority to enter into any contracts binding upon the Employer, or to create any obligations on the part of the Employer.

        XV.    EMPLOYEE'S PROMISES IN EVENT OF TERMINATION

               The Employee acknowledges that the Employer has spent considerable time and money to train its employees, both professional and non-professional, and that the Employer would suffer damages, if any, of its employees were to leave its employ. Accordingly, the Employee agrees to refrain from inducing any employees of Employer or its affiliates to terminate their employment with Employer or from hiring any of the employees of the Employer who are so employed at the time when the Employee terminates its employment relationship with the Employer, whether said event should occur during the term of this Agreement or subsequent thereto, for a period of one (1) year beginning on the date on which the Employee shall terminate its employment relationship with the Employer. For purposes of this Agreement, an employee of the Employee will be considered to have been hired by the Employee if hired by the Employee as a sole proprietor, or by an entity in which the Employee is a principal, partner or shareholder. In addition, Employee shall not induce any health maintenance organization, or other entity with which Employer does business to terminate or restrict their relationship with Employer, or otherwise take any action with respect to entities with which Employer does business that would





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adversely affect such relationships. If the Employee should violate this covenant, the Employee shall be liable, and shall pay to the Employer for damages an amount equal to Twenty-Five Thousand Dollars ($25,000) for each such violation. Said amount is not intended as a penalty, but as liquidated damages for the harm which would be suffered by the Employer in the event of a violation of this covenant by the Employee.

      XVI.     MISCELLANEOUS

               (a) Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if hand delivered or sent by Registered Mail to either party's last known residence or business address, as applicable.

               (b) Construction. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

               (c) Entire Agreement. This Agreement shall represent the full and complete agreement of the parties regarding employment.

               (d) Binding Effect. This Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns, as applicable.

               (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be considered an original.

               (f) Modification, Waiver. No modification, or waiver, of the terms of this Agreement shall be effective unless in writing, executed by the party against whom enforcement of the provision is sought. The conduct of the parties without such written amendment shall in no event be utilized to construe that any such amendment has been made. Further, the waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed to be a waiver of any similar or subsequent breach by any party.

               (g) Attorney's Fees. If legal action is required to enforce any provision of this Agreement, then the prevailing party shall be entitled to be reimbursed for reasonable attorney's fees incurred by such party in connection with the enforcement of any such provision.

               (h) Enforcement. To the extent that a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the





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purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction, and such restriction shall be deemed to have been revised accordingly herein. If any particular provision of this Agreement shall nonetheless be adjudicated to be invalid or unenforceable after application of the foregoing intent of the parties, the remaining provisions shall be severable and enforceable in accordance with their terms.

               (viii) Assignment. Because this is a personal service contract it is agreed that neither the Employee nor his beneficiaries shall have the right to assign, transfer or otherwise convey either the duties of the Employee to perform services hereunder or the right to receive payments therefore. Employer may assign this Agreement to any successor, affiliate or related entity.

               (j) Headings, captions. 'Me heading and captions used in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

               (k) Legal Representation. The Employee acknowledges that he has been advised to retain independent counsel on his behalf to represent the Employee in connection with the Employee's rights, duties and obligations under this Agreement.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above-written.


Signed, sealed and delivered
in the presence of:                          THE HEART INSTITUTE OF PORT ST.
                                             LUCIE- D. WERTHEIMER, M.D., P.A.
                                             ("The Employer")


  /s/  Faye Thomas                           By:  /s/ D. Wertheimer
--------------------------------                 -------------------------------
                                                      President

                                             (The "Employee")


  /s/ Lynn Ritter                            /s/  David Wertheimer
--------------------------------             -----------------------------------
                                                  DAVID E. WERTHEIMER, M.D.





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